Exhibit 99.1

July 24, 2014

NASDAQ OMX REPORTS STRONG SECOND QUARTER 2014 RESULTS

•	Second quarter 2014 net revenues[1] were $523 million, up 16% year-over-year.

•	Achieved 4% organic revenue growth[2] year-over-year, and saw 9% organic growth across the non-transactional segments: Information Services, Technology Solutions, and Listing Services.

•	Generated second quarter 2014 non-GAAP diluted EPS of $0.70, a 13% increase year-over-year. Second quarter 2014 GAAP diluted EPS was $0.59.

•	Non-transaction based revenues were 74% of our total second quarter 2014 net revenues, and increased 19% from the prior year quarter.

•	Announcing reduction of Non-GAAP operating expense guidance for 2014, reflecting the impact of recent industry volume levels and certain management cost actions.

•	The company paid down $100 million of debt in the second quarter and returned to its long-term leverage target. Completing this de-leveraging allowed a resumption of the buyback program and $93 million of stock was repurchased during the period.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the second quarter of 2014. Second quarter net revenues were $523 million, up 16% from $451 million in the prior year period, driven by both acquisitions and organic growth. On an organic basis, second quarter net revenues increased 4% year-over-year.

“Once again, our diverse businesses generated solid organic growth in revenues despite a continued low volatility trading environment,” said Bob Greifeld, CEO, NASDAQ OMX. “NASDAQ OMX’s strong and improving competitive position, as measured by the 59% win rate in U.S. IPO listings and increased market share in cash equity trading coupled with the continued client traction in our technology and information businesses, provides confidence in the balance and diversity of our model to succeed in all cycles.”

Mr. Greifeld continued, “We’ve taken steps to enhance and strengthen the management team and structure, engage in regulatory discussions to constructively move our industry forward and create new opportunities for clients and our future. We introduced new Treasury bills functionality on eSpeed, completed our data center migration and have implemented new functionality into our Corporate Solutions products. We continue to believe NASDAQ Private Market and NLX represent attractive long-term opportunities and have seen constructive progress in each of these areas. More broadly, I’m extremely proud of the depth and development of our businesses, and believe that our management team and staff at NASDAQ OMX has never been stronger.”

On a non-GAAP basis, second quarter 2014 operating expenses were $308 million, up 15% as compared to the prior year quarter, primarily due to the inclusion of expenses associated with the acquisitions of the Thomson Reuters IR, PR and Multimedia businesses and the eSpeed electronic fixed income trading platform. On an organic basis, second quarter non-GAAP operating expenses were down 2% compared to the prior year period. On a GAAP basis, operating expenses were $332 million in the second quarter of 2014, up 14% compared to $292 million in the prior year quarter.

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.
[2]	Assumes constant currency and excludes acquisitions.

Second quarter 2014 non-GAAP diluted earnings per share was $0.70, compared to $0.62 in the prior year quarter. Please refer to our reconciliation of GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses included in the attached schedules.

On a GAAP basis, net income attributable to NASDAQ OMX for the second quarter of 2014 was $101 million, or $0.59 per diluted share, compared with $88 million, or $0.52 per diluted share, in the prior year quarter.

“We continue to work diligently to ensure our recent acquisitions deliver on their full potential, and are on pace to achieve $35 million in synergies across our Corporate Solutions business and our margin goals across the Technology Solutions segment,” said Lee Shavel, EVP and CFO, NASDAQ OMX. “In consideration of the lower volume trading environment, we have taken steps to reduce expenses in the second half of the year. Consequently, we are lowering our expense guidance.”

Mr. Shavel continued, “On the capital front, we completed deleveraging to our long-term target ahead of the mid-year objective set when we acquired eSpeed, allowing us to resume our buyback plan during the second quarter. In addition to paying down $100 million of debt during the quarter, we repurchased $93 million of NASDAQ OMX shares, demonstrating our strong capacity and commitment to direct cash flows to enhance returns for our shareholders.”

At June 30, 2014, the company had cash and cash equivalents of $314 million and total debt of $2,408 million, resulting in net debt of $2,094 million. This compares to net debt of $2,406 million at June 30, 2013. The company repurchased 2.6 million shares, or $93 million of stock, in the second quarter of 2014 at an average price of $36.46.

The NASDAQ OMX Group, Inc.	2

BUSINESS HIGHLIGHTS

Market Services (39% of total net revenues) - Net revenues were $202 million in the second quarter of 2014, up $12 million when compared to $190 million in the second quarter of 2013.

Derivatives (13% of total net revenues) – Total net derivative trading and clearing revenues were $66 million in the second quarter of 2014, down $10 million compared to the second quarter of 2013. European derivative trading and clearing revenues were unchanged, while net U.S. derivative trading and clearing revenues were down $10 million, due to materially lower industry volumes, and moderate declines in average capture and market share.

Cash Equities (11% of total net revenues) – Total net cash equity trading revenues were $57 million in the second quarter of 2014, up $6 million compared to the second quarter of 2013. Net U.S. cash equity trading revenues were $4 million higher than the prior year quarter, on higher market share and average capture, partially offset by lower industry volumes, while European cash equity trading revenues rose $2 million year-over-year, on higher market share and market volumes, partially offset by lower average capture.

Fixed Income (3% of total net revenues) – Total net fixed income trading revenues were $14 million in the second quarter of 2014, unchanged from the first quarter of 2014.

Access and Broker Services (12% of total net revenues) – Access and broker services revenues totaled $65 million in the second quarter of 2014, up $2 million compared to the second quarter of 2013, due primarily to the inclusion of eSpeed hosting revenues.

Information Services (23% of total net revenues) – Revenues were $123 million in the second quarter of 2014, up $16 million from the second quarter of 2013.

Market Data (19% of total net revenues) – Total market data revenues were $101 million in the second quarter of 2014, up $12 million compared to the second quarter of 2013, due to growth in NASDAQ Basic, the inclusion of market data revenues associated with eSpeed, and a $3 million increase in audit collections.

Index Licensing and Services (4% of total net revenues) – Index licensing and services revenues were $22 million in the second quarter of 2014, up $4 million from the second quarter of 2013. The revenue growth was a function of materially higher assets under management and number of licensed exchange traded products.

Technology Solutions (26% of total net revenues) - Revenues were $138 million in the second quarter of 2014, up $42 million from the second quarter of 2013.

Corporate Solutions (15% of total net revenues) – Corporate solutions revenues were $80 million in the second quarter of 2014, up $36 million from the second quarter of 2013. Corporate solutions revenue growth was primarily due to the acquisition of the Thomson Reuters IR, PR, and Multimedia businesses completed on May 31, 2013. Also contributing to the increase in revenues was organic growth, in particular growth in the Director’s Desk governance solution and press release distribution.

The NASDAQ OMX Group, Inc.	3

Market Technology (11% of total net revenues) – Market technology revenues were $58 million in the second quarter of 2014, up $6 million from the second quarter of 2013. The increase is primarily due to organic growth in software, license and support revenues, in particular at BWise, as well as organic growth in software-as-a-service revenues, in particular at SMARTS Broker, partially offset by slightly lower change request and advisory revenues.

Listing Services (12% of total net revenues) – Revenues were $60 million in the second quarter of 2014, up $2 million compared to the second quarter of 2013. U.S. listing revenues increased $1 million in the second quarter of 2014 compared to the second quarter of 2013, due to growth in the issuer base and higher new issue activity, including 52 second quarter U.S. IPO wins, 59% of the industry total. European listing revenues rose by $1 million, due primarily to higher market capitalization of listed companies and higher new issue activity.

UPDATED COST GUIDANCE – The company has lowered non-GAAP operating expense guidance to $1,220-$1,250 million, down from the prior $1,250-$1,285 million. Included in this non-GAAP operating expense guidance is an expected $30-$40 million in GIFT new initiative spending, down from a prior $35-$50 million estimate, and $1,190-$1,210 million in core non-GAAP operating expense, down from $1,215-$1,235 million.

The NASDAQ OMX Group, Inc.	4

CORPORATE HIGHLIGHTS

•	Management structure enhanced with creation of two co-President positions. These co-President roles were filled by the return of Adena Friedman, with 17 years of experience at the company, to lead the non-transactional Information Services, Technology Solutions and Listing Services segments, and by the promotion of Hans-Ole Jochumsen, with 16 years at the company, to lead Market Services.

•	NASDAQ Stock Market leads U.S. exchanges for IPOs in the second quarter of 2014, while seeing strong Nordic listings growth. In the second quarter of 2014, NASDAQ OMX welcomed 79 new U.S. listings, including 52 IPOs on The NASDAQ Stock Market, an almost 50% increase in IPO wins from the second quarter of 2013. In the second quarter of 2014, 59% of U.S. IPOs listed on NASDAQ, up from 53% in the second quarter of 2013. In the Nordics, the number of listed companies rose 3% compared to the second quarter of 2013, with 41 new listings in the first half of 2014.

•	eSpeed completes data center migration and performance engineering enhancements. In May 2014, eSpeed successfully completed performance engineering enhancements and the migration to the NASDAQ OMX Data Center. The updated platform and data center environment is intended to provide customers with improved cost efficiencies, trading opportunities across multiple asset classes, and access to leading-edge services.

•	Completed the integration of NOS Clearing ASA into NASDAQ OMX Clearing. The integration of NOS Clearing products and staff provides NASDAQ OMX Clearing with additional capabilities in the global commodities markets. Clients across the globe gain access to a wide variety of new products including tanker and dry cargo freight, fuel oil, seafood derivatives, iron ore and electricity certificates.

About NASDAQ OMX Group

NASDAQ OMX (Nasdaq:NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, NASDAQ OMX enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. NASDAQ OMX is home to more than 3,400 listed companies with a market value of over $8.5 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaqomx.com.

The NASDAQ OMX Group, Inc.	5

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic, technology, de-leveraging and capital return initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	Ed Ditmire +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	Ed.Ditmire@NASDAQOMX.Com

NDAQF

The NASDAQ OMX Group, Inc.	6

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Revenues:
Market Services	$544	$582	$553
Cost of revenues:
Transaction rebates	(252)	(285)	(276)
Brokerage, clearance and exchange fees	(90)	(84)	(87)

Total cost of revenues	(342)	(369)	(363)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	202	213	190

Listing Services	60	58	58
Information Services	123	123	107
Technology Solutions	138	135	96

Revenues less transaction rebates, brokerage, clearance and exchange fees	523	529	451

Operating Expenses:
Compensation and benefits	145	158	126
Marketing and advertising	9	8	8
Depreciation and amortization	35	35	28
Professional and contract services	42	39	35
Computer operations and data communications	23	22	20
Occupancy	24	25	23
Regulatory	7	7	8
Merger and strategic initiatives	14	28	25
General, administrative and other	33	23	19

Total operating expenses	332	345	292

Operating income	191	184	159

Interest income	1	2	2
Interest expense	(30)	(30)	(26)

Income before income taxes	162	156	135
Income tax provision	61	53	47

Net income	101	103	88
Net (income) loss attributable to noncontrolling interests	—	—	—

Net income attributable to NASDAQ OMX	$101	$103	$88

Per share information:
Basic earnings per share	$0.60	$0.61	$0.53

Diluted earnings per share	$0.59	$0.59	$0.52

Cash dividends declared per common share	$—	$0.28	$0.13

Weighted-average common shares outstanding for earnings per share:
Basic	169.3	169.6	166.4
Diluted	172.5	173.7	170.1

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013

MARKET SERVICES
Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	$117	$126	$125
Cost of revenues:
Transaction rebates	(71)	(75)	(68)
Brokerage, clearance and exchange fees	(8)	(7)	(9)

Total U.S. derivative trading and clearing cost of revenues	(79)	(82)	(77)

Net U.S. derivative trading and clearing revenues	38	44	48
European derivative trading and clearing	28	32	28

Total net derivative trading and clearing revenues	66	76	76

Cash Equity Trading Revenues:
U.S. cash equity trading	295	318	315
Cost of revenues:
Transaction rebates	(181)	(210)	(208)
Brokerage, clearance and exchange fees	(81)	(76)	(78)

Total U.S. cash equity cost of revenues	(262)	(286)	(286)

Net U.S. cash equity trading revenues	33	32	29
European cash equity trading	24	26	22

Total net cash equity trading revenues	57	58	51

Fixed Income Trading Revenues:
Fixed income trading	15	15	—
Cost of revenues:
Brokerage, clearance and exchange fees	(1)	(1)	—

Total net fixed income trading revenues	14	14	—

Access and Broker Services Revenues	65	65	63

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	202	213	190

LISTING SERVICES
U.S. listing services	45	43	44
European listing services	15	15	14

Total Listing Services revenues	60	58	58

INFORMATION SERVICES
Market Data Products Revenues:
U.S. market data products	72	71	63
European market data products	21	22	20
Index data products	8	7	6

Total Market Data Products revenues	101	100	89
Index Licensing and Services revenues	22	23	18

Total Information Services revenues	123	123	107

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues:
Investor relations	42	45	24
Multimedia solutions	18	17	7
Public relations	15	15	9
Governance	5	5	4

Total Corporate Solutions revenues	80	82	44

Market Technology Revenues:
Software, license and support	41	40	36
Change request and advisory	8	5	9
Software as a service	9	8	7

Total Market Technology revenues	58	53	52

Total Technology Solutions revenues	138	135	96

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$523	$529	$451

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$314	$398
Restricted cash	39	84
Financial investments, at fair value	203	189
Receivables, net	395	393
Deferred tax assets	22	12
Default funds and margin deposits	2,579	1,961
Other current assets	166	126

Total current assets	3,718	3,163
Property and equipment, net	280	268
Non-current deferred tax assets	482	404
Goodwill	6,068	6,186
Intangible assets, net	2,313	2,386
Other non-current assets	255	170

Total assets	$13,116	$12,577

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$188	$228
Section 31 fees payable to SEC	154	82
Accrued personnel costs	100	154
Deferred revenue	230	151
Other current liabilities	135	141
Deferred tax liabilities	38	38
Default funds and margin deposits	2,579	1,961
Current portion of debt obligations	—	45

Total current liabilities	3,424	2,800
Debt obligations	2,408	2,589
Non-current deferred tax liabilities	697	708
Non-current deferred revenue	232	143
Other non-current liabilities	148	153

Total liabilities	6,909	6,393

Commitments and contingencies
Equity
NASDAQ OMX stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,328	4,278
Common stock in treasury, at cost	(1,117)	(1,005)
Accumulated other comprehensive loss	(142)	(67)
Retained earnings	3,134	2,976

Total NASDAQ OMX stockholders' equity	6,205	6,184
Noncontrolling interests	2	—

Total equity	6,207	6,184

Total liabilities and equity	$13,116	$12,577

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP net income attributable to NASDAQ OMX	$101	$103	$88

Non-GAAP adjustments:

Merger and strategic initiatives	14	28	25
Extinguishment of debt	9	—	—
Special legal expenses	1	1	—
Other	—	1	—

Total non-GAAP adjustments	24	30	25
Adjustment to the income tax provision to reflect non-GAAP adjustments (1)	(7)	(8)	(8)
Significant tax adjustments, net	2	—	—

Total non-GAAP adjustments, net of tax	19	22	17

Non-GAAP net income attributable to NASDAQ OMX	$120	$125	$105

GAAP diluted earnings per share	$0.59	$0.59	$0.52
Total adjustments from non-GAAP net income above	0.11	0.13	0.10

Non-GAAP diluted earnings per share	$0.70	$0.72	$0.62

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP operating income	$191	$184	$159

Non-GAAP adjustments:

Merger and strategic initiatives	14	28	25
Extinguishment of debt	9	—	—
Special legal expenses	1	1	—
Other	—	1	—

Total non-GAAP adjustments	24	30	25

Non-GAAP operating income	$215	$214	$184

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$523	$529	$451

Non-GAAP operating margin (2)	41%	40%	41%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by total revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013

GAAP operating expenses	$332	$345	$292

Non-GAAP adjustments:

Merger and strategic initiatives	(14)	(28)	(25)
Extinguishment of debt	(9)	—	—
Special legal expenses	(1)	(1)	—
Other	—	(1)	—

Total non-GAAP adjustments	(24)	(30)	(25)

Non-GAAP operating expenses	$308	$315	$267

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Market Services
Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	14.2	16.1	15.9
NASDAQ OMX PHLX matched market share	15.6%	16.0%	18.0%
The NASDAQ Options Market matched market share	10.6%	10.3%	8.9%
NASDAQ OMX BX Options matched market share	0.8%	1.0%	1.0%

Total market share	27.0%	27.3%	27.9%

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	393,115	420,941	438,418
Finnish option contracts traded on Eurex	55,599	82,134	101,255

NASDAQ OMX Commodities
Power contracts cleared (TWh)(1)	345	429	424

Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.97	2.17	1.78
Matched market share executed on NASDAQ	26.6%	25.8%	25.5%
Matched market share executed on NASDAQ OMX BX	2.4%	2.7%	2.4%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.5%	0.8%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	34.6%	35.2%	35.8%

Total market share (2)	64.1%	64.2%	64.5%

New York Stock Exchange, or NYSE, securities
Total average daily share volume (in billions)	3.16	3.57	3.58
Matched market share executed on NASDAQ	12.6%	13.6%	11.7%
Matched market share executed on NASDAQ OMX BX	2.6%	2.9%	2.2%
Matched market share executed on NASDAQ OMX PSX	0.4%	0.4%	0.5%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	31.2%	31.1%	32.0%

Total market share (2)	46.8%	48.0%	46.4%

NYSE MKT and regional securities
Total average daily share volume (in billions)	0.92	1.20	1.24
Matched market share executed on NASDAQ	12.0%	12.2%	14.6%
Matched market share executed on NASDAQ OMX BX	2.9%	3.4%	2.7%
Matched market share executed on NASDAQ OMX PSX	0.8%	0.9%	1.4%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	32.2%	30.7%	31.2%

Total market share (2)	47.9%	47.2%	49.9%

Total U.S.-listed securities
Total average daily share volume (in billions)	6.05	6.94	6.60
Matched share volume (in billions)	77.0	87.2	80.7
Matched market share executed on NASDAQ	17.1%	17.2%	15.9%
Matched market share executed on NASDAQ OMX BX	2.6%	2.9%	2.4%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.5%	0.8%

Total market share	20.2%	20.6%	19.1%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	331,546	383,448	329,030
Total average daily value of shares traded (in billions)	$4.9	$5.7	$4.4
Total market share	72.4%	71.9%	69.7%
Listing Services
Initial public offerings
NASDAQ	52	47	35
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	17	5	6

New listings
NASDAQ (3)	79	77	67
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (4)	32	9	12

Number of listed companies
NASDAQ (5)	2,709	2,667	2,581
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (6)	782	755	758

Technology Solutions
Market Technology
Order intake (in millions)(7)	$32	$57	$45
Total order value (in millions)(8)	$638	$652	$512

(1)	Primarily transactions executed on Nord Pool ASA and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh).
(2)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed exchange traded funds (ETFs).
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.